Exhibit 10.168
TERMINATION AND RELEASE AGREEMENT
     This TERMINATION AND RELEASE AGREEMENT (this “Agreement”) is made as of December 8, 2008 by and between Focus Media Holding Limited, a company with limited liability organized under the laws of the Cayman Islands (“Buyer”); CGEN Digital Media Company Limited, a company with limited liability organized under the laws of the Cayman Islands (the “Company”); Mr. Yising Chan (the “Sellers’ Representative”) in his capacity as representative of certain former shareholders of the Company as set forth on Schedule I hereto (collectively, the “Selling Shareholders”) and with regard to Section 3 only, certain former option holders of the Company as set forth on Schedule II hereto (collectively, the “Option Holders” and together with the Selling Shareholders, the “Holders”); Mr. Yising Chan in his individual capacity; Mr. Guanyong Tian and Mr. Mei Lijun (Messrs. Chan, Tian and Mei collectively, the “Management Parties”). Each of the above parties is sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Purchase Agreement (as defined below).
RECITALS
     WHEREAS, Buyer, the Company, the Selling Shareholders and the Management Parties are parties to that certain Share Purchase Agreement dated as of December 8, 2007 (the “Purchase Agreement”);
     WHEREAS, the First Closing took place on January 2, 2008 pursuant to Section 2.3 of the Purchase Agreement and the Company has become a wholly owned subsidiary of Buyer;
     WHEREAS, Buyer entered into the Key Employee Service Agreements with the Management Parties on the First Closing Date in connection with the First Closing;
     WHEREAS, Buyer and the Holders entered into the Registration Rights Agreement on the First Closing Date in connection with the First Closing;
     WHEREAS, the Second Closing and Third Closing contemplated in the Purchase Agreement have not taken place;
     WHEREAS, Section 2.2(b) (ii) of the Purchase Agreement provides that if the 2008 Audited Annual Net Income is less than US$9,625,000, Buyer shall have the right to terminate the Management Parties and terminate the Purchase Agreement immediately with no further responsibility for any payment with respect to the Second Installment Consideration, the Third Installment Consideration, the Base Catchup Amount or the Adjusted Catchup Amount;
     WHEREAS, the Parties agree and acknowledge that, based on the Company’s management accounts covering the period from January 1 2008 through October 31 2008, which accounts are attached hereto as Schedule III (the “Management Accounts”) as prepared by the Management Parties, the 2008 Audited Annual Net Income will be significantly less than US$9,625,000 and wish to terminate the Purchase Agreement, the Key Employee Service Agreement and Registration Rights Agreement immediately.
     and
     WHEREAS, pursuant to Section 2.9 of the Purchase Agreement, the Selling Shareholders appointed Mr. Yising Chan as the Selling Shareholder’s attorney-in-fact and representative, to amend, cancel or extend, or waive the terms of, the Purchase Agreement and any of the Ancillary Documents in a manner that would not disproportionately affect such Selling Shareholder as compared to the other Selling Shareholders.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
          1. Termination of Purchase Agreement. Except as provided in this Agreement, the Parties hereby terminate the Purchase Agreement, effective immediately, and the Parties shall have no further rights, obligations or responsibilities under the Purchase Agreement including, without limitation, with respect to (i) Buyer’s responsibility for any payment with respect to the Second Installment Consideration, the Third Installment Consideration, the Base Catchup Amount, and (ii) each of the covenants and agreements set forth in Article VI of the Purchase Agreement.
          2. Termination of Key Employee Service Agreements. Buyer and each of the Management Parties hereby terminate their respective Key Employee Service Agreements and the employment of the Management Parties with Buyer is hereby terminated; provided, however, that, notwithstanding the foregoing, each of Section 6 (Responsibilities of Termination), Section 7 (Post-termination Activities), Section 8 (Proprietary Information), Section 12.7 (Notice), Section 12.8 (Severability; Enforceability), Section 12.9 (Governing Law), Section 12.10 (Dispute Resolution) and Section 12.11 (Survival) of each such Key Employee Service Agreement shall survive such termination and remain effective in accordance with its terms; provided further, however, that the parties hereto agree that Section 7.2 (a) of each of the Key Employee Service Agreement shall be amended and restated in its entirety to read as follows: “Within two (2) years after the expiration or termination of this Agreement, the Key Employee shall not, directly or indirectly, be engaged in any business providing in-store advertising through the use of flat-panel displays in hypermarkets, supermarkets, home improvement stores and other retail or entertainment venues in any place throughout China; provided, however, that the Key Employee may hold up to five percent of the outstanding voting securities of any entity that is listed at a stock exchange and engaged in the said business, to the extent that the Key Employee has no other relation or association with such entity.”
          3. Termination of Registration Rights Agreement. The Parties agree and acknowledge that no CGEN Registrable Securities (as defined in the Registration Rights Agreement) have been or will be issued to the Holders in connection with the Purchase Agreement and the Registration Rights Agreement is therefore moot. Buyer and the Holders (via Sellers’ Representative) hereby terminate the Registration Rights Agreement effective immediately and acknowledge and agree that they shall have no further rights, obligations or responsibilities thereunder.
          4. Waiver and Release. Each Party, on its own behalf, and on behalf of its heirs, family members, executors, agents, members, limited partners, shareholders, affiliates, employees, officers, directors, successors and assigns, hereby fully and forever releases the other Parties and their respective current and former officers, directors, employees, agents, attorneys, trustees, shareholders, investors, stockholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any and all claims, duties, charges, complaints, obligations or causes of action relating to the declaration and/or payment of any dividend paid pursuant to the Purchase Agreement and the terminated provisions of the Purchase Agreement, the Key Employee Service Agreements and the Registration Rights Agreement, whether presently known or unknown, suspected or unsuspected, that such Party may possess arising from any and all omissions, acts, facts or damages that have occurred up until and including the date of this Agreement with respect to the declaration and payment of any dividend paid pursuant to the Purchase Agreement, the terminated provisions of the Purchase Agreement, the Key Employee Service Agreement and Registration Rights Agreement (the “Waiver and Release”). Each Party agrees that the Waiver and Release shall be and remain in effect in all respects as a complete general release as to the matters released. This Waiver and Release does not extend to any obligations incurred under this Agreement.
          5. Release of Unknown Claims. Each of the Parties acknowledges that it has been advised to consult with legal counsel and is familiar with any applicable law that may otherwise prohibit the release of unknown claims and hereby expressly waives any such rights such Party may have thereunder.
          6. Miscellaneous. The rights and obligations under this Agreement shall not be assignable by any Party without the consent of the other Parties. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York, United States without giving effect to principles of conflicts of law that would direct the application of laws other than the laws of the State of New York. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Any term of this Agreement may be amended or waived only with the written consent of the Parties.
(Remainder of Page Intentionally Left Blank)

     IN WITNESS WHEREOF, the undersigned have executed this Termination and Release Agreement as of the date first set forth above.

FOCUS MEDIA HOLDING LIMITED
By:	/s/ Jiang Nanchun
Name: Jiang Nanchun
Title: Chairman

CGEN DIGITAL MEDIA COMPANY LIMITED
By:	/s/ Yi Sing Chan
Name: Yi Sing Chan
Title: Director

CHAN YI SING (in his capacity as Sellers’ Representative)
/s/ Chan Yi Sing
Signature Page to Termination and Release Agreement

     IN WITNESS WHEREOF, the undersigned have executed this Termination and Release Agreement as of the date first set forth above.

“MANAGEMENT PARTIES” CHAN YI SING
/s/ Chan Yi Sing

GUANYONG TIAN
/s/ Guanyong Tian

MEI LIJUN
/s/ Mei Lijun
Signature Page to Termination and Release Agreement

Schedule I
Selling Shareholders

Schedule II
Option Holders

Schedule III
Management Accounts